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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 26, 1998


                     ALLEGHENY ENERGY, INC.
     (Exact name of registrant as specified in its charter)

Maryland                      1-267               13-5531602
(State or other          (Commission File       (IRS Employer
 jurisdiction of          Number)                Identification
 incorporation)                                  Number)


                     10435 Downsville Pike
                     Hagerstown, MD  21740

(Address of principal executive offices)


Registrant's telephone number,
  including area code:                          (301)  790-3400


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Item 5.   Other Events.

               On March 26, 1998, Allegheny Energy, Inc., distributed the attached press release which discusses the March 25, 1998 recommendations of the Pennsylvania Administrative Law Judges (ALJs) in the Company's merger case and in its subsidiary West Penn Power Company's restructuring case. The ALJs recommended an 18-month delay of the Company's proposed merger with DQE, Inc. and an 85% reduction in stranded cost recovery for West Penn.

               On March 25, 1998, the Maryland Public Service
          Commission approved a settlement agreement which will allow the Company to issue stock as required for the proposed merger with DQE, Inc.


                           SIGNATURES


        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Allegheny Energy, Inc.


Dated:  April 2, 1998           By: /s/ Carol G. Russ
                                Name:   Carol G. Russ
                                Title:  Counsel

                                  2

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                         Exhibit Index



Item No. 1                  Ex. 1          Press release dated March 26, 1998